Exhibit 99.1

Lucira Health Announces Second Quarter 2021 Financial Results

EMERYVILLE, Calif. – August 12, 2021 – Lucira Health, Inc. (Nasdaq: LHDX) (“Lucira Health,” “Lucira” or the “Company”), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits, today reported financial results for the second quarter ended June 30, 2021.

Recent Highlights

•	Recorded record-high revenue of $12.4 million for the second quarter of 2021, representing 175% sequential growth from the previous quarter of 2021

•	Commenced sale of LUCIRA CHECK IT COVID-19 Test Kit through OTC channels, which does not require a physician’s prescription

•	International demand fueled by OTC indication

•	New production center in the Dominican Republic became operational, and steps are underway to reach full manufacturing capacity

•	LUCIRA CHECK IT COVID-19 Test Kit detects all current variants highlighted by the Centers of Disease Control and the World Health Organization, including the Delta variant

“We are excited that we are continuing to generate strong growth across all areas of the business,” said Erik Engelson, President and Chief Executive Officer of Lucira Health. “Our record-high quarterly revenue is a testament to our product and the strategic foundation that we have built. As the OTC EUA authorization for our LUCIRA CHECK IT COVID-19 Test Kit propelled sales, we continued to forge strategic partnerships, such as our relationship with Meenta which customized a workflow for the LUCIRA All-IN-ONE Test Kit, that was utilized by athletes and individuals traveling to Japan in the summer of 2021 and more recently, AZOVA, which negotiated authorization to sell the LUCIRA CHECK IT Test Kit with AZOVA’s video observation services for travel to Hawaii. We have also invested in establishing an infrastructure to support the accelerating demand for our test kits. We look forward to continuing to establish ourselves as market leaders in the at-home testing space in the second half of 2021 and beyond.”

Second Quarter 2021 Financial Results

The second quarter of 2021 represented Lucira’s second full quarter of commercial activity.

Net Revenue was $12.4 million for the second quarter of 2021. Net revenue was primarily driven by increased volume of LUCIRA CHECK IT COVID-19 Test Kit sales through the OTC indication, increased customer contracts, and international demand.

GAAP Gross Loss was approximately $70 thousand for the second quarter of 2021 or negative 1% of revenue. Non-GAAP gross profit and non-GAAP gross margin were $0.3 million and 3%, respectively. Gross loss and negative gross margin were primarily due to increased manufacturing production.

GAAP Operating Expenses were $16.2 million in the second quarter of 2021, compared to $5.5 million in the same period in 2020. Non-GAAP operating expenses were $15.1 million in the second quarter of 2021, compared to $5.4 million in the same period of 2020. The increase is primarily related to increased headcount and third-party services to facilitate commercial launch, validation of manufacturing activities, new product development, clinical studies, and public company compliance.

GAAP Net Loss was $16.2 million in the second quarter of 2021, compared to $6.6 million in the same period in 2020. Non-GAAP net loss was $14.7 million for the second quarter of 2021, compared to a non-GAAP net loss of $5.1 million for the same period in 2020.

Cash Balance as of June 30, 2021 was $161.7 million.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Thursday, August 12, 2021, at 4:30 PM ET.

To participate in the call, please dial (833) 562-0151 (domestic) or (661) 567-1232 (international) and provide conference ID 4241018. A live and archived webcast of the event can be accessed through the following link ir.lucirahealth.com.

About Lucira Health

Lucira Health is a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits. Lucira’s testing platform produces PCR quality molecular testing in a single-use, consumer-friendly, palm size test kit powered by two AA batteries. Lucira designed its test kits to provide accurate, reliable and on-the-spot molecular tests results anywhere and anytime. The LUCIRA CHECK IT COVID-19 Test Kits (OTC) and LUCIRA COVID-19 All-In-One Test Kits (Rx) provide PCR quality clinically relevant COVID-19 result within 30 minutes from sample collection. Lucira’s CHECK IT (OTC) also provides a SMS verified digital LUCI PASS test result back to a user’s phone for work, travel and other places where negative test verification may be required. For more information, visit www.lucirahealth.com.

Non-GAAP Financial Measures In this press release, in order to supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), management has disclosed certain non-GAAP financial measures for the Company’s statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP financial measures include gross loss, gross margin, operating expenses and net loss. Non-GAAP adjustments include stock-based compensation, depreciation and amortization, non-cash interest and other expense and preapproval inventories. From time to time in the future, there may be other items that the Company may include or exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. The Company has provided at the end of this press release, following the accompanying financial data, reconciliations of its non-GAAP measures to their most directly comparable GAAP measures.    Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Stock-based compensation expense. The Company has excluded the effect of stock-based compensation expenses in calculating the Company’s non-GAAP gross loss, operating expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, consultants and board members the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of time-based options and restricted stock units. Depending upon the size, timing and terms of the grants, as well as the probability of achievement of performance-based awards, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation expense better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP gross loss, operating expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Non-cash interest and other expense. The Company has excluded the effect of non-cash interest and remeasurement of derivative liabilities and convertible notes in calculating its non-GAAP net loss measure.

Preapproval inventories. The Company has included the effect of preapproval inventories. Preapproval inventories were previously recorded as research and development expense during the third quarter of 2020 and subsequently sold at zero cost of product and internally consumed in research and development and sales and marketing from the fourth quarter of 2020 through the second quarter of 2021.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “believe,” “expect,” “continue,” “forecast,” “plan,” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of Lucira’s management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, without limitation, our expectations around production capacity and our plans to gain market share and accelerate revenue growth. Important factors that could cause actual results to differ materially include: the evolution of the ongoing COVID-19 pandemic, including any impact on the demand for our products due to an increased vaccinated population or our manufacturing and supply chain; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; our ability to enhance our product offerings; development and manufacturing problems, including capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Media Relations

Kevin Knight

media@lucirahealth.com

206-451-4823

Investor Relations

Greg Chodaczek

investorrelations@lucirahealth.com

347-620-7010

Lucira Health, Inc.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$161,662	$58,212
Accounts receivable, net	3,392	293
Inventory	36,182	4,865
Grant income receivable	92	183
Prepaid expenses	6,164	3,496
Other current assets	6,099	844
Restricted cash equivalents	2,338	2,338

Total current assets	215,929	70,231
Property and equipment, net	28,153	19,408
Operating lease right-of-use assets	576	748
Other assets	31	2,316

Total assets	$244,689	$92,703

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,673	$3,981
Accrued liabilities	18,672	4,445
Operating lease liabilities, current	374	431
Customer deposits	2,916	—

Total current liabilities	28,635	8,857
Convertible notes payable	—	24,694
Operating lease liabilities, net of current portion	254	380

Total liabilities	28,889	33,931

Commitments and contingencies
Redeemable convertible preferred stock $0.001 par value; 0 and 103,355,827 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 0 and 23,978,747 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 as of June 30, 2021	—	121,080
Stockholders’ equity (deficit):
Preferred stock $0.001 par value; 10,000,000 and 0 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 200,000,000 and 150,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 38,684,546 and 2,712,694 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	39	3
Additional paid-in capital	308,991	1,403
Accumulated deficit	(93,230)	(63,714)

Total stockholders’ equity (deficit)	215,800	(62,308)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$244,689	$92,703

Lucira Health, Inc.

Condensed Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$12,439	$—	$16,955	$—
Cost of products sold	12,505	—	17,873	—

Gross loss	(66)	—	(918)	—

Operating expenses:
Research and development	10,117	4,574	16,399	7,315
Selling, general and administrative	6,100	931	12,200	1,559

Total operating expenses	16,217	5,505	28,599	8,874

Loss from operations	(16,283)	(5,505)	(29,517)	(8,874)

Other income (expense), net:
Grant income	79	335	281	1,977
Interest income (expense)	4	(10)	1	(10)
Remeasurement of derivative liabilities and convertible notes	—	(1,444)	(281)	(1,444)

Total other income (expense), net	83	(1,119)	1	523

Net loss	$(16,200)	$(6,624)	$(29,516)	$(8,351)

Net loss per share of common stock, basic and diluted	$(0.42)	$(2.90)	$(0.96)	$(3.68)

Weighted-average number of shares used in net loss per share of common stock, basic and diluted	38,483,766	2,282,024	30,688,349	2,270,130

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table represents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Gross Profit (Loss):
GAAP Gross Loss	$(66)	$—	$(918)	$—
Less: Stock-based compensation expense	208	—	269	—
Less: Depreciation and amortization	268	—	335	—
Add: Preappoval inventories	(87)	—	(1,089)	—

Non-GAAP Gross profit (loss)	$323	$—	$(1,403)	$—

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Gross margin
GAAP Negative Gross margin	-1%	—%	-5%	—%
Less: Stock-based compensation expense	2%	—	2%	—
Less: Depreciation and amortization	2%	—	2%	—
Add: Preappoval Inventories	-1%	—	-6%	—

Non-GAAP Gross (negative) margin	3%	—%	-8%	—%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Operating expenses:
GAAP Operating expenses	$16,217	$5,505	$28,599	$8,874
Less: Stock-based compensation expense	(737)	(59)	(1,203)	(117)
Less: Depreciation and amortization	(408)	(46)	(548)	(118)
Add: Preappoval inventories	—	—	305	—

Non-GAAP Operating expenses	$15,072	$5,400	$27,154	$8,640

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(16,200)	$(6,624)	$(29,516)	$(8,351)
Add: Stock-based compensation expense	945	59	1,472	117
Add: Depreciation and amortization	676	46	882	118
Add: Non-cash interest and other expense	(4)	1,454	280	1,454
Less: Preapproval inventories	(87)	—	(1,394)	—

Non-GAAP Net loss	$(14,670)	$(5,065)	$(28,276)	$(6,663)